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EXHIBIT 99.3

                                   NEW WORLD
                       COMMUNICATIONS GROUP INCORPORATED



                   NBC AND NEW WORLD ANNOUNCE CLOSING OF SALE
                        OF BIRMINGHAM TV STATION TO NBC


     New York, N.Y. and Atlanta, Ga., August 15, 1996 -- National Broadcasting Company, Inc. and New World Communications Group Incorporated (NASDAQ: NWCG) announced today the completion of the previously announced sale by New World of its Birmingham television station (WVTM, Channel 13) to NBC for $200 million plus working capital.

     As previously announced, New World has also agreed to sell to NBC its San Diego television station (KNSD, Channel 39). Applications for approval of the transfer of this station are pending with the Federal Communications Commission, and this transaction is expected to close later this year.

                                    --END--

FOR NEW WORLD: Media Relations: Michael Diamond of New World Communications Group at 310-444-8266 or Dick Lippin of The Lippin Group at 213-965-1990. Investor Relations: Gary Fishman at 212-685-6890. FOR NBC: Paul Rosengren, Communications Manager, Corporate Communications, NBC, at 212-664-2756.